                                                                    Exhibit 99.1

                       [REGENT COMMUNICATIONS, INC. LOGO]


                   REGENT REPORTS SECOND QUARTER 2003 RESULTS

                     - Net Broadcast Revenues Increase 24% -

COVINGTON, KY, AUGUST 8, 2003 - Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended June 30, 2003.

For the second quarter of 2003, net broadcast revenues increased 24.3% to $21.5 million from $17.3 million reported for the second quarter of 2002. For the same period, station operating expenses increased to $14.1 million from $11.5 million. The Company reported net income of $1.9 million for the quarter, or $0.04 per share, compared with reported net income of $1.7 million, or $0.04 per share, in the same period last year.

For the first six months of 2003, net broadcast revenues increased 26.2% to $38.2 million from $30.2 million reported for the same period of 2002. For the same period, station operating expenses increased to $27.4 million from $21.4 million. Below is the Company's statement of operations prepared in accordance with generally accepted accounting principles ("GAAP") (in thousands, except per share amounts):

                                                                      Three Months Ended              Six Months Ended
                                                                          June 30,                       June 30,
                                                                    2003           2002             2003        2002
                                                                    ----           ----             ----        ----
Broadcast revenues, net of agency commissions                         $21,453        $17,262         $38,186     $30,248
Station operating expenses                                             14,135         11,470          27,442      21,416
Corporate general and administrative expenses                           1,589          1,545           3,314       3,085
Depreciation and amortization                                           1,095            847           2,042       1,678
Gain (loss) on sale of long-lived assets                                    1              -              (5)        442
                                                               ------------------------------   -------------------------
Operating income                                                        4,635          3,400           5,383       4,511
Interest expense                                                       (1,537)          (597)         (1,984)     (1,482)
Other income (expense), net                                                 5           (102)           (118)       (219)
                                                               ------------------------------   -------------------------
Income before income taxes and cumulative effect of
  accounting change                                                     3,103          2,701           3,281       2,810
Income tax expense                                                     (1,179)        (1,027)         (1,247)     (1,068)
                                                               ------------------------------   -------------------------
Income before cumulative effect of accounting change                    1,924          1,674           2,034       1,742
Cumulative effect of accounting change, net of
  applicable income taxes of $3,762                                         -              -               -      (6,138)
                                                               ------------------------------   -------------------------
Net income (loss)                                                      $1,924         $1,674          $2,034     $(4,396)
                                                               ==============================   =========================
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Before cumulative effect of accounting change                           $0.04          $0.04           $0.04      $ 0.04
                                                               ==============================   =========================
Net income (loss)                                                       $0.04          $0.04           $0.04      $(0.11)
                                                               ==============================   =========================

Weighted average number of common shares:

Basic                                                                  46,484         43,361          46,509      39,639
Diluted                                                                46,776         44,258          46,736      40,384





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                                                  Regent Communications - Page 2


Terry S. Jacobs, Chairman and CEO of Regent Communications, commented, "Our bottom line results exceeded expectations despite the challenging economic and advertising environment. Given current market conditions, we are operating our stations as efficiently as possible, while prudently investing in our programming, sales and marketing resources. While we are disappointed with the pace of the advertising recovery thus far, we believe we are taking the right steps to maximize our results today, while positioning our stations to fully benefit as the advertising market rebounds. We have continued to convert our strong ratings into market leading revenue shares at the majority of our clusters. We have also continued to grow our ratings, as evidenced by the strong early results in the Spring Arbitron book. In addition, our start-up and developing stations, which represent 60% of our portfolio, are progressing according to plan. All of these trends highlight our commitment to developing and operating leading middle and small market radio stations and delivering growth in shareholder value over the long term."

NON-GAAP FINANCIAL MEASURES
Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income (formerly broadcast cash flow), same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent's management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent's financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income (loss), or cash provided by operating activities as an indicator of Regent's performance or liquidity.

     STATION OPERATING INCOME

Second quarter 2003 station operating income increased 26.3% to $7.3 million from $5.8 million reported in the second quarter of 2002. For the first six months of 2003, station operating income increased 21.6% to $10.7 million from $8.8 million reported for the same period in 2002.

The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):


                                                           Three Months Ended             Six Months Ended
STATION OPERATING INCOME                                        June 30,                      June 30,
                                                          2003            2002            2003        2002
---------------------------------------------------------------------------------   -------------------------
Operating income                                          $4,635          $3,400          $5,383      $4,511

PLUS:
Depreciation and amortization                              1,095             847           2,042       1,678
Corporate general and administrative expenses              1,589           1,545           3,314       3,085
Loss on sale of long-lived assets                              -               -               5           -

LESS:
Gain on sale of long-lived assets                              1               -               -         442
                                                  -------------------------------   -------------------------

Station operating income                                  $7,318          $5,792         $10,744      $8,832
                                                  ===============================   =========================


                                                  Regent Communications - Page 3


SAME STATION RESULTS

On a same station basis, which includes results from stations owned and operated during the entire second quarter for both the 2003 and 2002 periods and excludes barter, net broadcast revenue for the second quarter of 2003 decreased 0.9% to $16.0 million compared to the second quarter of 2002. Station operating income of $5.8 million increased by 1.5% in the second quarter of 2003 compared to the second quarter of 2002. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the second quarter of 2002 as well as the current year and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands):

                                                        Three Months Ended
SAME STATION NET BROADCAST REVENUE                           June 30,
                                                       2003            2002
----------------------------------------------------------------------------
Net broadcast revenue                               $21,453         $17,262

LESS:
Net results of stations not included in same
  station category and barter transactions            5,407           1,072
                                                ----------------------------

Same station net broadcast revenue                  $16,046         $16,190
                                                ============================



                                                          Three Months Ended
SAME STATION OPERATING INCOME                                 June 30,
                                                         2003            2002
------------------------------------------------------------------------------
Operating income                                       $4,635          $3,400

PLUS:
Depreciation and amortization                           1,095             847
Corporate general and administrative expenses           1,589           1,545

LESS:
Gain on sale of long-lived assets                           1               -
                                                 -----------------------------

Station operating income                                7,318           5,792

LESS:
Net results of stations not included in same
   station category and barter transactions             1,524              85
                                                 -----------------------------
Same station operating income                          $5,794          $5,707
                                                 =============================

                                                  Regent Communications - Page 4


PROFORMA RESULTS

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2002 as well as stations operating under a local marketing agreement ("LMA"), net broadcast revenue of $21.5 million for the second quarter of 2003 was down 2.2% compared to the second quarter of 2002 and station operating income of $7.2 million decreased 1.3% compared to the second quarter of 2002. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made acquisitions at the beginning of 2002. The following tables reconcile net broadcast revenue and operating income to proforma net broadcast revenue and proforma station operating income (in thousands):


                                                                       Three Months Ended
PROFORMA NET BROADCAST REVENUE                                              June 30,
                                                                       2003            2002
--------------------------------------------------------------------------------------------
Net broadcast revenue                                               $21,453         $17,262

PLUS:
Results of stations acquired or operated under an LMA                     -           4,669

LESS:
Results of stations disposed of or pending disposition                    -               -
                                                            --------------------------------
Proforma net broadcast revenue                                      $21,453         $21,931
                                                            ================================




                                                                     Three Months Ended
PROFORMA STATION OPERATING INCOME                                        June 30,
                                                                    2003            2002
-----------------------------------------------------------------------------------------
Operating income                                                  $4,635          $3,400

PLUS:
Depreciation and amortization                                      1,095             847
Corporate general and administrative expenses                      1,589           1,545

LESS:
Gain on sale of long-lived assets                                      1               -
                                                           ------------------------------
Station operating income                                           7,318           5,792

PLUS:
Results of stations acquired or operated under an LMA                  -           1,501
LESS:
Results of stations disposed of or pending disposition               120               -
                                                           ------------------------------
Proforma station operating income                                 $7,198          $7,293
                                                           ==============================




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                                                  Regent Communications - Page 5


FREE CASH FLOW

Regent also reported free cash flow (defined as net income plus depreciation, amortization and other non-cash expenses, less maintenance capital expenditures and other non-cash income) for the second quarter of 2003 of $4.4 million compared to free cash flow of $3.2 million for the second quarter of 2002. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

                                                    Three Months Ended
                                                         June 30,
                                                   2003            2002
---------------------------------------------------------------------------
Net Income                                          $1,924          $1,674

ADD:

Depreciation and amortization                        1,095             847
Non-cash interest expense                            1,079              70
Non-cash taxes                                       1,120             920
Other non-cash items (compensation, barter)           (161)             49

LESS:  Maintenance capital expenditures                671             392

                                             ------------------------------
Free cash flow                                      $4,386          $3,168
                                             ==============================

The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

                                                      Three Months Ended
                                                           June 30,
                                                      2003            2002
-------------------------------------------------------------------------------
Net cash provided by operating activities                 $704            $246

Changes in operating assets and liabilities              4,892           3,630
Other non-cash expense, net                               (539)           (316)

LESS:  Maintenance capital expenditures                    671             392
                                                -------------------------------
Free cash flow                                          $4,386          $3,168
                                                ===============================


OUTLOOK

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

                                                  Regent Communications - Page 6


Regent expects third quarter 2003 reported consolidated net broadcast revenues and station operating income of approximately $21.6 to $22.1 million and $6.4 to $6.8 million, respectively. Regent expects earnings per share to be $0.04 for the third quarter of 2003. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):

                                                         Three Months Ending
STATION OPERATING INCOME                                    September 30,
                                                           Guidance Range
                                                         Lower           Upper
-------------------------------------------------------------------------------
Operating income                                          $3.5            $3.9

PLUS:
Depreciation and amortization                              1.3             1.3
Corporate general and administrative expenses              1.6             1.6
                                                 ------------------------------
Station operating income                                  $6.4            $6.8
                                                 ==============================

The Company expects same station net broadcast revenues to be flat to down low single digits in the third quarter of 2003 compared to the third quarter of 2002. The Company believes that same station percent disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

Commenting on the Company's outlook, Terry Jacobs said, "As we have shown in the first half of the year, we will continue to balance necessary investment spending against prudent cost control in order to insure that we are ready to capitalize on an improving advertising environment. Also, we have increased our financial flexibility, closing a new credit facility on June 30th, which provided us with access to up to $250 million in capital. With a strong balance sheet, we are in an excellent position to grow through acquisition. We will continue to look at smart acquisitions which enhance our growth, taking advantage of our operational experience to create value for shareholders."

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 76 stations located in 16 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol "RGCI."

Regent Communications will host a teleconference to discuss its results on August 8th at 9:30 a.m. Eastern Time. To access the teleconference, please dial 973-582-2710 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of Regent's website, located at www.regentcomm.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 15, 2003, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int'l), passcode 4058879. The webcast will also be archived on Regent's website for one month. In addition, this press release and other material financial

                                                  Regent Communications - Page 7


information, if any, discussed during the teleconference will be posted on our website at www.regentcomm.com.

This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "project" and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Regent Communications, Inc.

CONTACT:
Terry Jacobs                                       John Buckley
Chairman and CEO                                   Brainerd Communicators, Inc.
Regent Communications, Inc.                        212-986-6667
859-292-0030                                       buckley@braincomm.com

Tony Vasconcellos
Senior Vice President and Chief Financial Officer
Regent Communications, Inc.
859-292-0030